WARRANT AGREEMENT

     WARRANT AGREEMENT, dated as of November 25, 1998 (this "Agreement"), between UNIDIGITAL INC., a Delaware corporation ( the "Company"), and the purchaser set forth on the signature pages hereto (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Securities Purchase Agreement described below.

                                    RECITALS

     WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement, dated as of November 25, 1998 (as amended, supplemented or otherwise modified, the "Securities Purchase Agreement"), pursuant to which the Purchaser will purchase, at par value, $10 million of the Company's Senior Subordinated Increasing Rate Notes (the "Notes");

     WHEREAS, as a condition precedent to the purchase of the Notes by the Purchaser, the Company has agreed to issue, and the Purchaser is entitled to receive (on the terms and conditions set forth herein), Warrants to purchase 440,000 shares of Common Stock of the Company;

     WHEREAS, the number of shares of Common Stock into which the Warrants are exercisable shall be subject to increase (in respect of PIK Warrants, as defined in the Securities Purchase Agreement, and Contingent Warrants, as defined below) pursuant to the terms and conditions hereof;

     WHEREAS, the exercise price of the Warrants (as it may be adjusted pursuant hereto, the "Exercise Price") shall be equal to the lesser of (a) $5.00 per Warrant Share (or such different number of Warrant Shares as may result from any adjustments required pursuant to Sections 10 or 11) and (b) if the Company's Common Stock into which such Warrants are exercisable is publicly traded on a national securities exchange or the NASDAQ Stock Market, Inc. (the "NASDAQ"), at a price per Warrant Share (or such different number of Warrant Shares as may result from any adjustments required pursuant to Sections 10 or 11) equal to the average closing price for such Common Stock for the 20 trading day period comprised of the 10 trading day period ending on the Issuance Date and the 10 trading day period immediately following the Issuance Date; provided that, (i) the Exercise Price for PIK Warrants (as defined in the Securities Purchase Agreement) shall be $.01 per share and (ii) on May 31, 2001, in the event any principal, premium or accrued interest in respect of any Notes remains outstanding, the Exercise Price for all other Warrants shall be reduced by $1.00 per share (as adjusted) and, on each anniversary of such date, such Exercise Price shall be reduced by an additional $1.00 per share (as adjusted); and

     WHEREAS, subject to payment of the applicable Exercise Price for any Warrant, the number of Warrant Shares issuable upon the exercise of such Warrant shall be subject to adjustment from time to time upon the occurrence of certain events or circumstances described in Sections 10 and 11 below;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                    AGREEMENT

     SECTION 1. Warrant Certificates.  The certificates  evidencing the Warrants
                --------------------
(the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form of Exhibit A attached hereto.

     SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be
                ---------------------------------
signed on behalf of the Company by its chief executive officer, president, any vice-president or its chief financial officer (each an "Officer"). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Person who shall have been an Officer, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office.

     In case any Officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such Officer before the Warrant Certificates so signed shall have been delivered or disposed of by the Company, such Warrant Certificates nevertheless shall be delivered or disposed of as though such Person had not ceased to be such Officer of the Company.

     SECTION 3. Registration. The Company shall number and register each Warrant
                ------------
Certificate in a register (the "Warrant Register") as such Warrant Certificate is issued and the Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.

     SECTION 4. Registration of Transfers and Exchanges.  The Company shall from
                ---------------------------------------
time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

     The Warrant holders agree that no proposed transfer of the Warrant or of the Warrant Shares will be made unless pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) under the Securities Act or upon the receipt by the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company, that such transfer is exempt from registration requirements under the Securities Act.

     The Warrant holders agree that each certificate representing Warrant Shares will bear the following legend:

     "THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     Warrant Certificates may be exchanged at the option of the holder(s) thereof when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

     SECTION 5. Terms of Warrants: Exercise of Warrants. Subject to the terms of
                ---------------------------------------
this Agreement, each Warrant holder shall have the right, which may be exercised commencing at the opening of business on the Exercise Date (as defined below) for such Warrant and until 5:00 p.m., New York City time, on the tenth anniversary of the Issuance Date, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrant and payment of the Exercise Price for such Warrant Shares. For purposes hereof, "Exercise Date" means, (i) for any Warrant other than any PIK Warrant or Contingent Warrant, the Issuance Date, (ii) for any PIK Warrant, the date that the new Warrant Certificate(s) evidencing such PIK Warrants or notice of increase of Warrants evidenced by such holder's then existing Warrant Certificate(s), as applicable, are required to be delivered in accordance with Section 10(o), (iii) for any Contingent Warrants, the date that the new Warrant Certificate(s) for such Warrants are required to be delivered pursuant to Section 10(p) and (iv) for any Warrant, the Mandatory Exercise Date (as defined below).

     At any time after May 31, 2001 but prior to the tenth anniversary thereof, upon the occurrence of a Mandatory Exercise Event the Company may, by delivery of written notice in substantially the form of Exhibit B hereto (a "Mandatory Exercise Notice") to each registered holder of outstanding Warrants (as such holders may appear in the Warrant Register), declare the Exercise Date to have occurred for all (but not less than all) outstanding Warrants (a "Mandatory Exercise Date"); provided that such Mandatory Exercise Date shall not occur
                   --------
earlier than the
fifth Business Day following delivery of any such Mandatory Exercise Notice or later than the tenth Business Day following any such notice. On such Mandatory Exercise Date, all outstanding Warrants shall be deemed to have been exercised (a "Mandatory Exercise") as if the holders thereof had voluntarily exercised their exercise rights as otherwise provided herein unless, prior to such Mandatory Exercise Date, any such holder has notified the Company that it is a Regulated Entity (as defined below) and such Mandatory Exercise would cause such holder to violate the BHC Act (as defined below) or any other applicable banking regulation. After receiving a Mandatory Exercise Notice from the Company, each registered holder may, by written notice to the Company, elect the method of payment of the Exercise Price as provided below; provided that, if any holder
                                                    --------
fails to make such election within five Business Days following the Mandatory Exercise Date, such holder shall be deemed to have elected to pay such Exercise Price by tendering Warrants having a fair market value (as defined below) equal to such Exercise Price, as provided below. "Mandatory Exercise Event" means, with respect to any Mandatory Exercise, a period of 30 consecutive trading days (exclusive, however, of any trading days which include the date of any registered public offering or private placement by the Company of any capital stock or securities exercisable, convertible or exchangeable into capital stock, as well as the three trading days immediately prior to and immediately following such offering or placement date) shall have occurred (i) during which the closing price for the Company's Common Stock as quoted on a national securities exchange or the NASDAQ for each day during such period equaled or exceeded $12 per share, (ii) during which such period the average trading volume for the Company's Common Stock on such exchange or the NASDAQ shall have been at least 25,000 shares per trading day, and (iii) such period shall have ended not later than five Business Days prior to the date such Mandatory Exercise Notice was delivered for such Mandatory Exercise.

     Commencing on its Exercise Date, a Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth below its name on the signature pages hereto) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), and upon payment to the Company of the Exercise Price. Payment of the Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company, (ii) through the surrender of debt of the Company (including, without limitation, the Notes outstanding under the Securities Purchase Agreement) having a principal amount equal to the aggregate Exercise Price to be paid (the Company shall pay the accrued interest or dividends on such surrendered debt in cash at the time of surrender notwithstanding the stated terms thereof), (iii) through cancellation of accrued or any unpaid fees (including any interest thereon) owing by the Company to such holder, (iv) by tendering Warrants having a fair market value equal to the Exercise Price or (v) with any combination of (i), (ii), (iii) or (iv). For purpose of clause (iv) above, the "fair market value" of the Warrants shall be determined as follows: (A) to the extent the Common Stock into which such Warrants are exercisable is publicly traded and listed on a national securities exchange or the NASDAQ, the fair market value shall be equal to the difference between (1) the Current Market Price (as defined below) and (2) the Exercise Price; or (B) to the extent the Common Stock into which such Warrants are exercisable is not publicly traded, or otherwise is not listed on a national securities exchange, the fair market value shall be equal to the value per share as determined in good faith by the Board of Directors of the Company pursuant to
Section 10(n).

     Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch, but in no event later than three Business Days after such surrender and payment, to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants as provided in Section 10; provided, that if any
                                                          --------
consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 10(m) hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three
Business Days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence as provided in Section 10. Together with the delivery of such Warrant Shares, the Company shall deliver a certificate of its chief accounting or chief financial officer setting forth and certifying the calculations made by the Company pursuant to Section 10 hereof to determine the number of Warrant Shares issuable upon the exercise of the surrendered Warrant or Warrants. Such certificate or certificates representing Warrant Shares shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants shall be issued and delivered pursuant to the provisions of this Section and of
Section 2 hereof.

     All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company.

     The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

     SECTION 6. Payment of Taxes. The Company shall pay all  documentary  stamp
                ----------------
taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant

Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 7. Mutilated or Missing  Warrant  Certificates.  In case any of the
                -------------------------------------------
Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     SECTION 8.  Reservation of Warrant  Shares.  The Company shall at all times
                 ------------------------------
reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent with a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.

     Before  taking any action  which  would  cause an  adjustment  pursuant  to
Section 10 or 11 hereof in the Exercise Rate (as defined below), the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Rate as so adjusted

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     SECTION 9. Obtaining Stock Exchange Listings.  Without limiting any term or
                ---------------------------------
provision of the Registration Rights Agreement, the Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance following the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

     SECTION 10.  Adjustment of Number of Warrant  Shares  Issuable;  Dividends,
                  -------------------------------------------------------------
etc.  Subject to payment of the applicable  Exercise Price for any Warrant,  the
---
number of Warrant Shares issuable upon the exercise of such Warrant (such correlation between any Warrant and the number of shares issuable upon exercise of such Warrant, being the "Exercise Rate"), including any PIK Warrant, is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10 and under the circumstances described in Section
11. Unless otherwise  expressly  provided herein,  adjustments  pursuant to this
Section 10 and Section 11 are to be made to the Exercise Rate and not the Exercise Price. For purposes of this Section 10, "Common Stock" means Common Stock of the Company (as defined in the Securities Purchase Agreement) and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount. Any term or provision of this Agreement to the contrary notwithstanding, with respect to all Contingent Warrants, if any of the events or circumstances provided for in this Section 10 or in Section 11 shall occur prior to the Contingent Warrant Issuance Date (as defined below), the Exercise Rate for such Contingent Warrants shall nonetheless be deemed to have been made so that, if (but only if) any such Contingent Warrants are actually issued, the Exercise Rate in respect thereof shall have been adjusted as if such Contingent Warrants were issued on the Issuance Date.

     (a) Adjustment for Change in Capital Stock. If the Company:

          (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares;

          (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

          (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine in good faith (subject to Section 10(n)) the allocation of the adjusted Exercise Rate between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

     Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Adjustment for Rights Issue. If the Company issues any rights, options or warrants entitling any Person to subscribe for Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock (all of the foregoing, "Rights") at an offering price (or with an initial conversion, exchange or exercise price plus such offering price) that is less than (i) $4.50 per share of Common Stock or (ii) the Current Market Price (as defined below) per share of Common Stock on the record date for such issuance the Exercise Rate shall be adjusted in accordance with the formula:

E' = E  x  O + N
         ---------
             N x P
             -----
         O +   M

where:

        E'  =  the adjusted Exercise Rate.

        E   =  the current Exercise Rate.

        O   =  the number of shares of Common  Stock  outstanding  on the record date (assuming the conversion, exercise or exchange of all Rights and convertible securities into shares of Common Stock).

        N   =  the number of additional shares of Common Stock issuable pursuant to the Rights offered.

        P   =  the offering price plus initial conversion,  exchange or exercise price per share of the additional shares of Common Stock issuable pursuant to the Rights.

        M   =  the  greater  of (i) $4.50 per share of Common  Stock or (ii) the
               Current Market Price per share of Common Stock on the record date.

     The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the Rights in the case of Rights to be issued to the holders of Common Stock. To the extent that shares of Common Stock are not delivered after the expiration of such Rights, the Exercise Rate shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed.

     This subsection (b) does not apply to Rights issued to the Company's employees under bona fide, qualified employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock (when required by law), if such Rights would otherwise be covered by this subsection (b) (but only to the extent that the aggregate number of Rights excluded hereby and issued after the date of this Agreement, together with all similarly excluded Common Stock pursuant to Section 10(c), shall not exceed the right to subscribe for more than 5% of the Common Stock then outstanding, assuming the conversion, exercise or exchange of all Rights and convertible securities then outstanding into shares of Common Stock).

     (c)  Adjustment  for Common Stock Issue.  If the Company  issues  shares of
          ----------------------------------
Common Stock for a consideration per share less than (i) $4.50 per share of Common Stock or (ii) the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Rate shall be adjusted in accordance with the formula:


E' = E  x  O + N
         ---------
             N x P
             -----
         O +   M


where:

        E'  =  the adjusted Exercise Rate.

        E   =  the then current Exercise Rate.

        O   =  the  number of shares of  Common  Stock  outstanding  immediately prior to the issuance of such additional shares (assuming the conversion, exercise or exchange of all Rights and convertible securities into shares of Common Stock).

        N   =  the number of additional shares of Common Stock issued.

        P   =  the aggregate  consideration  received per share for the issuance of such additional shares of Common Stock.

        M   =  the  greater  of (i) $4.50 per share of Common  Stock or (ii) the
               Current Market Price per share of Common Stock on the date of issuance of such additional shares of Common Stock.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This subsection (c) does not apply to:

          (1) any of the transactions described in clause (a), (b) or (d) of this Section 10,

          (2) the exercise of Warrants,

          (3) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock,

          (4) Common Stock issued to stockholders of any Person that is not affiliated with the Company and that merges into the Company in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger, or

          (5) Common Stock issued to the Company's employees under bona fide, qualified employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock (when required by law), if such Common Stock would otherwise be covered by this subsection (c) (but only to the extent that the aggregate amount of Common Stock excluded hereby and issued after the date of this Agreement, together with all similarly excluded Rights pursuant to Section 10(b) shall not exceed more than 5% of the Common Stock then outstanding, assuming the conversion, exercise or exchange of all Rights and convertible securities then outstanding into the shares of Common Stock.).

     (d) Adjustment for Convertible  Securities Issue. If the Company issues any
         --------------------------------------------
securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than (x) $4.50 per share of Common Stock or (y) the Current Market Price per share on the date of issuance of such securities, the Exercise Rate shall be adjusted in accordance with the formula:


E' = E  x  O + N
         ---------
             N x P
             -----
         O +   M

where:

        E'  =  the Adjusted Exercise Rate.

        E   =  the then current Exercise Rate.

        O   =  the  number of shares of  Common  Stock  outstanding  immediately
               prior  to  the  issuance  of  such   securities   (assuming   the
               conversion, exercise or exchange of all Rights and convertible securities into shares of Common Stock).

        N   =  the maximum  number of shares of Common  Stock  deliverable  upon conversion of or in exchange for such securities at the initial conversion or exchange rate.

        P   =  the  aggregate  consideration  received  for the issuance of each such security, plus any additional consideration received upon the exchange or conversion of such security.

        M   =  the  greater  of (i) $4.50 per share of Common  Stock or (ii) the
               Current Market Price per share on the date of issuance of such securities.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Rate shall promptly be readjusted to the Exercise Rate which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

     This subsection (d) does not apply to:

     (1) convertible securities issued to stockholders of any Person that is not affiliated with the Company and that merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger,

     (2) convertible  securities that are otherwise  provided for by subsections
(a), (b), (c) or (d) of this Section 10.

     (e)  Adjustment  for  Other  Distributions.  If the  Company  dividends  or
          -------------------------------------
otherwise distributes to any or all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, preferred stock or any rights or warrants to purchase any such securities (collectively,
"Distributed Assets"), such Distributed Assets shall be proportionately distributed to all holders of Warrants on an "as-if-exercised" basis, such that each holder of a Warrant shall receive a portion of such Distributed Assets equal to what such holder would have received immediately following such dividend or distribution if such Warrant had been exercised for Common Stock immediately prior to such action.

     The distribution shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive any such dividend or other distribution.

     This subsection does not apply to any of the transactions described in clause (a), (b), (c) or (d) of this Section 10.

     (f) Current Market Price. For purposes  hereof,  "Current Market Price" per
         --------------------
share of Common Stock shall mean, as of any date of determination, the average of the Quoted Prices of the Common Stock for a period of 10 consecutive trading days commencing on the 15th day before such date of determination and ending the fifth trading day before such date of determination. The "Quoted Price" of the Common Stock for any trading day shall be the last reported sales price of the Common Stock as reported by Nasdaq Stock Market, or if the Common Stock is listed on a securities exchange or the NASDAQ, the last reported sales price of the (Common Stock on such exchange, which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price for the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine, in good faith, the Current Market Price, subject in all respects to Section 10(n).

     (g)  Consideration  Received.  For purposes of any  computation  respecting
          -----------------------
consideration received pursuant to clauses (d) and (e) of this Section 10, the following shall apply:

          (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash; provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors pursuant to Section 10(n), based upon the trading prices of publicly traded securities where appropriate (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors of the Company; and

          (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

     (h)  When De  Minimis  Adjustment  May Be  Deferred. No  adjustment  in the
          ----------------------------------------------
Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Section shall be made to the nearest 1/100th of a share.

     (i) When No Adjustment  Required.  No adjustment need be made for rights to
         ----------------------------
purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (j) Notice of  Adjustment.  Whenever  the Exercise  Rate is  adjusted,  the
         ---------------------
Company shall provide the notices required by Section 13 hereof.

     (k)  Voluntary  Increase.  The Company  from time to time may  increase the
          -------------------
Exercise Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period.

     Whenever the Exercise Rate is increased, the Company shall mail to Warrant holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect.

     An increase of the Exercise Rate does not change or adjust the Exercise Rate otherwise in effect for purposes of clause (a), (b), (c) or (d) of this
Section 10.

     (l) Notice of Certain Transactions. If:
         ------------------------------

          (1) the Company takes any action that would require an adjustment, dividend or other distribution, as the case may be, pursuant to clause (a),
     (b), (c), (d) or (e) of this Section 10;

          (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to this Section 10(m); or

          (3) there is a liquidation or dissolution of the Company,

then the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (m) Reorganization of Company.  If the Company  consolidates or merges with
         -------------------------
or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

     If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

     If this subsection (m) applies,  clauses (a), (b), (c), (d) and (e) of this
Section 10 do not apply.

     (n) Company  Determination Not Final. Any determination that the Company or
         --------------------------------
its Board of Directors must make pursuant to this Agreement shall be made in good faith and shall be binding on the holders of Warrants, except as set forth herein. The Company shall give each holder of Warrants written notice of any such determination by the Company or its Board of Directors. If the holders of a majority of the Warrants do not agree with any such determination by the Company or its Board of Directors, such holders may request, in a notice delivered to the Company not later than 30 days after the date on which the holders received notice of such determination from the Company, that such determination be made by an independent investment banking firm (or, if an investment banking firm is generally not qualified to render such a determination, an independent appraisal firm) of recognized national standing chosen by such holders of a majority of the Warrants, which determination shall be final and binding on the Company and the holders of Warrants, absent manifest error. All fees and expenses incurred in connection with any determination made by an independent investment banking firm or appraisal firm, as the case might be, shall be borne by the Company.

     (o) Increase for PIK Warrants.  In the event that, pursuant to Section 2.05
         -------------------------
of the Securities Purchase Agreement, any holder of Notes (which is also a holder of Warrants) elects to receive interest on any such Notes in the form of PIK Warrants, such holder shall deliver written notice of such election to the Company, and the Company shall deliver to such holder a new Warrant Certificate substantially in the form of Exhibit A hereto evidencing such PIK Warrants, together with a notice setting forth the following:

          (1) the dollar amount of interest which would have been payable on such Note if such interest were to be paid in cash,

          (2) the Interest Payment Date for such interest, and

          (3) the amount of Common Stock receivable by such holder in lieu of cash, with the calculation of such amount of Common Stock to be made by such holder in reasonable detail and in accordance with the terms and provisions of the Securities Purchase Agreement, including Section 2.05 thereto.

     (p) In the event that all principal, premiums and accrued and unpaid interest (if any), and all other fees, costs and expenses due and payable by the Company in respect of the Notes has not been paid in full in cash prior to the Contingent Warrant Issuance Date (defined below), the Holders (as defined in the Securities Purchase Agreement) of such Notes shall be entitled to receive, and the Company hereby agrees to issue to all such Holders, on a pro rata basis (based on the relation of the outstanding principal amount of all Notes held by any such Holder to the outstanding principal amount of all Notes held by all such Holders), additional Warrants ("Contingent Warrants") to purchase (in the aggregate) 200,000 shares of Common Stock of the Company. New Warrant Certificates evidencing such pro rata share of the Contingent Warrants shall be issued to each Holder of Notes, as each such Holder may appear in the records of the Company maintained for such purpose, on or within two Business Days following the Contingent Warrant Issuance Date. "Contingent Warrant Issuance Date" means the first anniversary of the Issuance Date; provided, that, the Contingent Warrant Issuance Date shall be April 1, 2000 if (but only if) one or more of the following conditions have been satisfied: (x) on or before the first anniversary of the Issuance Date, a Qualified Offering (as defined below) has occurred, (y) a registration statement, on an appropriate form, has been submitted to the Commission in furtherance of a Qualified Offering or, if such Qualified Offering is in the form of a sale without registration under the Securities Act pursuant to Rule 144A thereunder (any sale pursuant to such Rule, as it may be amended from time to time or replaced by any similar rule or regulation hereafter adopted by the Commission, a "Rule 144A Sale"), a customary offering circular meeting the requirements of Rule 144A shall have been prepared and circulated to potential qualified institutional buyers in compliance with such Rule, or (z) a definitive purchase and sale agreement between the Company and a third party shall have been executed and delivered by the parties thereto, providing for the sale of assets or businesses by the Company for cash in an amount sufficient to repay in full in cash all principal, premiums and accrued and unpaid interest (if any), and all other fees, costs and expenses due and payable by the Company, in respect of the Notes, and, as of such sale, the Company shall have received all necessary governmental and third party consents and approvals (including as may be required from the lenders under the Senior Credit Facilities) necessary to approve such sale and to permit such repayment (a sale meeting the foregoing requirements, including the receipt of necessary consents and approvals being herein referred to as a "Qualified Sale"). "Qualified Offering" means the sale of debt or equity securities of the Company in an underwritten public offering registered under the Securities Act or pursuant to a Rule 144A Sale resulting in gross proceeds (before deducting underwriting commissions and discounts) of at least $15,000,000, the net proceeds of which shall be used, in appropriate amount, for the purpose of repaying in full in cash all principal, premiums and accrued and unpaid interest (if any), and all other fees, costs and expenses due and payable by the Company in respect of the Notes and as to which all third party consents and approvals (including as may be required from the lenders under the Senior Credit Facilities) shall have been received by the Company to permit such repayment.

     (q) Form of Warrants.  Irrespective of any adjustments in the Exercise Rate
         ----------------
or in the kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 11. No Dilution or Impairment:  Capital and Ownership Structure. If
                 -----------------------------------------------------------
any event shall occur as to which the provisions of Section 10 are not strictly applicable but the failure to make any adjustment would adversely affect the rights (including all purchase rights) represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint, at its own expense, an investment banking firm of recognized national standing that does not have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 10, necessary to preserve, without dilution, the purchase rights, represented by this Agreement and the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

     The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (2) will not take any action which results in any adjustment of the Exercise Rate if the total number of Warrant Shares issuable after such action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 10(m) shall not be prohibited by or require any adjustment under this Section 11.

     SECTION 12.  Fractional  Interests.  The  Company  shall not be required to
                  ---------------------
issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the number of Warrant Shares which shall be issued by the Company on exercise of such Warrants shall be rounded (i) to the last previous whole number if the fraction is less than 0.5 of a Warrant Share or (ii) to the next higher whole number if the fraction is greater than or equal to 0.5 of a Warrant Share.

     SECTION 13. Notices to Warrant Holders. Upon any adjustment of the Exercise
                 --------------------------
Rate pursuant to Section 10, the Company shall promptly thereafter cause to be delivered, by first-class mail, postage prepaid, to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register a certificate of an Officer of the Company setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Rate, upon exercise of a Warrant and payment of the Exercise Price. Where appropriate, such notice shall be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

     In case:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock or evidences of its indebtedness or assets (including cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof);

          (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any action which would require an adjustment of the Exercise Rate pursuant to Section 10, or a dividend or other distribution to holders of Warrants pursuant to Section 10(e), then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clause (a) or
(b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating of such event or occurrence (in reasonable detail), together with detailed information such as (i) the date as of which any such subdivision, combination or reclassification is to be made, or
(ii) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividends, rights, options, warrants or distribution are to be determined, or (iii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iv) the date on which any such consolidation, merger, conveyance, transfer dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any delay therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote for, or to consent to, the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company; provided that each registered holder of Warrants shall be entitled to receive all notices sent generally to stockholders, such notices to be delivered pursuant to Section 15 hereof at the address of such holder appearing on the Warrant Register.

     SECTION 14. BHC Act  Transfer  Restrictions.  If a  Registered  Holder is a
                 -------------------------------
Regulated Entity (as defined below), such Registered Holder may transfer Warrants only under the following circumstances: (i) in a widely distributed public offering; (ii) in an open market transfer pursuant to Rule 144A under the Securities Act of 1933, as amended, or any similar rule then in force; (iii) in a transfer constituting two percent or less (or such greater amount determined in accordance with clause (vii) below) of the outstanding shares of the Common Stock (assuming that all outstanding Warrants were exercised for Common Stock);
(iv) in a transfer to a Person if such Person already owns or has negotiated to purchase at least a majority of the outstanding shares of Common Stock (assuming all outstanding Warrants were exercised for Common Stock); (v) in a transfer to the Company; (vi) in a transfer to an affiliate of such Registered Holder or to any other Regulated Entity; or (vii) in any method of transfer determined by the Regulated Entity to be permissible under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and any other applicable banking regulations.
                    --------
"Regulated  Entity"  means (i) any entity that is a "bank  holding  company" (as
 -----------------
defined in Section 2(a) of the BHC Act) or any non-bank subsidiary of such an entity and (ii) any entity, that pursuant to Section 8(a) of the International Banking Act of 1978, as amended, is subject to the provisions of the BHC Act or any non-bank subsidiary of such an entity.

     SECTION 15.  Supplements  and  Amendments.  Except as  otherwise  expressly
                  ----------------------------
provided herein, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given unless the Company has obtained the written consent of holders of at least 51.0% of the outstanding Warrant Certificates (excluding Warrant Certificates held by the Company or any of its affiliates).

     SECTION 16. Notices.  Any notice or demand  authorized by this Agreement to
                 -------
be given or made by the registered holder of any Warrant Certificate to or on the Company shall be delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or given or made by facsimile, in each case, at the "Address for Notices" specified below the Company's name on the signature pages hereof, or at such other address as shall be designated by the Company in a written notice to the Warrant holders. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile and electronic confirmation thereof has been received or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or given or made by facsimile, in each case, at the address of such holder appearing on the Warrant Register of the Company, or at such other address as shall be designated by such holder in a written notice to the Company. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile and electronic confirmation thereof has been received or personally delivered or in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     SECTION 17. Successors.  All the covenants and provisions of this Agreement
                 ----------
by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

     SECTION 18.  Termination.  This Agreement shall terminate on the earlier of
                  -----------
(x) the Business Day  following the tenth  anniversary  of the Issuance Date and
(y) the date when all Warrants have been exercised.

     SECTION 19. New York Law, Submission to Jurisdiction, Waiver of Jury Trial.
                 --------------------------------------------------------------
THIS AGREEMENT AND EACH WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION  20.  Benefits of This  Agreement.  Except as  expressly  set forth
                   ---------------------------
herein, nothing in this Agreement shall be construed to give to any Person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but, except as so set forth, this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

     SECTION 21.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 22. Remedies. Each Warrant holder, in addition to being entitled to
                 --------
exercise all rights provided herein or granted by law, including recovery of damages, in connection with the breach by the Company of its obligations hereunder will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this

Agreement (including those provisions requiring the issuance of PIK Warrants or Contingent Warrants or any Warrant Certificates in respect thereof) and agrees, to the extent permitted under applicable law, to waive the defense in any action for specific performance that a remedy at law would be adequate.

     SECTION  23.   Expenses.   The  Company   agrees  to  pay  all   reasonable
                    --------
out-of-pocket costs, expenses and other payments in connection with the issuance of the Warrants and the Warrant Shares as contemplated by this Agreement, including, without limitation, reasonable fees and disbursements of counsel for the Purchaser incurred in connection with the preparation and performance of this Agreement.

                            [Signature Page Follows]

     IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this Common  Stock
Warrant Agreement to be duly executed, as of the day and year first above written.

                                        UNIDIGITAL INC.


                                        By: /s/William E. Dye
                                            --------------------------
                                        Name: William E. Dye
                                        Title: Chief Executive Officer

                                        Address for Notices:

                                        Unidigital Inc.
                                        229 West 28th Street
                                        New York, NY  10001

                                        Telecopier No.:   (212) 244-7815
                                        Attention:  William E. Dye,
                                                    Chief Executive Officer

                                        CIBC WOOD GUNDY CAPITAL CORP.


                                        By: /s/Richard White
                                            --------------------
                                        Name: Richard White
                                        Title: Managing Director

                                        Address for Notices:

                                        CIBC Wood Gundy Capital Corp.
                                        425 Lexington Avenue, 9th Floor
                                        New York, NY 10017

                                        Telecopier No.: 212-697-1544

                                        Attention: Richard White

                                                                      EXHIBIT A
                          [Form of Warrant Certificate]

                                     [Face]

     THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. ____

                               Warrant Certificate

                                 UNIDIGITAL INC.

     This Warrant Certificate certifies that __________________, or its registered assigns, is the registered holder of Warrants (as defined below) to purchase 440,000 shares of common stock, $.01 par value per share (the "Common Stock"), of Unidigital Inc., a Delaware corporation ("the Company"), as such amount may be increased or otherwise adjusted pursuant to the Warrant Agreement, dated November 25, 1998 between the Company and the purchaser party thereto (the "Warrant Agreement"). (The term "Warrant" and all other capitalized terms not otherwise defined herein shall have the meaning provided in the Warrant
Agreement.) This Warrant Certificate entitles the holder of the Warrants evidenced hereby, upon exercise thereof, to receive from the Company, fully paid and nonassessable shares of Common Stock (each, a "Warrant Share") at an exercise price per share (the "Exercise Price") determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America (or as otherwise provided in the Warrant Agreement) upon surrender of this Warrant Certificate at the office or agency of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement. The number of Warrant Shares issuable upon exercise of the Warrants are subject to increase or other adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Warrant may be exercised after 5:00 p.m., New York City time, on the tenth anniversary of the Issuance Date (as defined in the Warrant Agreement).

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     THIS WARRANT CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPALS OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, Unidigital Inc. has caused this Warrant Certificate to be signed by its duly authorized officer.

     Dated: _____________


                                        UNIDIGITAL INC.


                                        By:
                                            --------------------------
                                        Name: William E. Dye
                                        Title: Chief Executive Officer

                          [Form of Warrant Certificate]

                                    [Reverse]

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the tenth anniversary of Issuance Date entitling the holder on exercise to receive shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"). Such Warrant are or will be issued or to be issued pursuant to a Warrant Agreement, dated as of November 25, 1998 (as amended, supplemented or otherwise modified, the "Warrant Agreement"), between the Company and the purchaser party thereto, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     A Warrant will not be exercisable until its respective Exercise Date (as defined in the Warrant Agreement). The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash (or as otherwise provided in the Warrant Agreement) at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon the exercise of each Warrant (the "Exercise Rate") may, subject to certain conditions, be adjusted. If the Exercise Rate is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant. The Warrant Agreement further provides that the number of shares of Common Stock into which the Warrants are exercisable may be increased (in the event any PIK Warrants or Contingent Warrants (each as defined in the Warrant Agreement) are issued.

     The holders of the Warrants are entitled to certain tag-along rights with respect to the Common Stock purchasable upon exercise thereof. Said tag-along rights are set forth in full in a Registration and Equity Rights Agreement, dated as of November 25, 1998, among the Company, CIBC Wood Gundy Capital Corp., and certain stockholders of the Company party thereto. A copy of the Registration and Equity Rights may be obtained by the holder hereof upon written request to the Company.

     Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Except as expressly provided in the Warrant Agreement, neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Common Stock and herewith tenders payment for such shares to the order of UNIDIGITAL INC. in the amount of $_____ in accordance with the terms hereof and the Warrant Agreement, dated November 25, 1998, between Unidigital Inc. and the purchaser party thereto. The undersigned requests that a certificate for such shares be registered in the name of ____________________, whose address is ____________________________________ and that such shares be delivered to
________________ whose address is  ___________________________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ____________________, whose address is _________________________________, and that such Warrant Certificate be delivered to ___________________, whose address is _____________________________________.



                                        Signature:
                                                  -----------------------------


Date:
     --------------------



                                      Signature Guaranteed:
                                                            -------------------

                                                                      EXHIBIT B



                       [Form of Mandatory Exercise Notice]

             (To Be Executed Upon Mandatory Exercise Of All Warrants
                 Pursuant to Section 5 of the Warrant Agreement)



     To:  [Insert Name of Registered Holder]

     Re: [Insert Registration No(s). of Warrant Certificate(s) Registered in Name of Above-Mentioned Registered Holder]

     Reference is made to the Warrant Agreement, dated November 25, 1998, ( as amended or otherwise modified, "Warrant Agreement"), between the undersigned and the purchaser party thereto. Unless otherwise defined, capitalized terms used herein have the meanings provided therefor in the Warrant Agreement.

     Pursuant to Section 5 of the Warrant Agreement, the undersigned hereby elects to cause a Mandatory Exercise of all (but not less than all) Warrants outstanding as of the date hereof and issued pursuant to or in connection with the Warrant Agreement or the Securities Purchase Agreement. Accordingly, upon tender of all Warrant Certificates held by you and payment in the amount of $_____________, you shall be entitled to receive ______ shares of Common Stock, all in accordance with the terms hereof and the Warrant Agreement. Certificates for such shares of Common Stock to be issued as a result of the Mandatory Exercise contemplated hereby shall be issued upon tender of the Warrant Certificate(s) and Exercise Price, as set forth above, and such certificates for Common Stock shall be registered in the name of such Person(s) at such address(es), and shall be delivered by us to such Person(s) at such address(es), as you shall instruct us in writing.

         You are hereby notified that, pursuant to Section 5 of the Warrant Agreement, you are entitled to elect the form of payment of the Exercise Price for your Warrants being exercised as a result of the Mandatory Exercise hereunder; provided that, if no such election is made by you within five Business Days following the Mandatory Exercise Date, you shall be deemed to have elected to pay such Exercise Price by tendering Warrants having a fair market value (as defined in the Warrant Agreement) equal to such Exercise Price. You shall also have the right to object to join any calculation set forth above in respect of the Exercise Price or the number of shares of Common Stock issuable upon exercise of your Warrants, and no such calculation shall be binding on you until you and the undersigned shall have mutually agreed thereto.



                                        UNIDIGITAL INC.



                                        --------------------------------------
                                        By:
                                        Title:


Date:
     -------------------------


                                      B-2